Exhibit 10.55

Execution Copy 1

Dated the 14th day of November 2007

STYLE TECHNOLOGY DEVELOPMENT LIMITED

CHINA BRIGHT GROUP CO. LTD.

PYPO HOLDINGS (HK) COMPANY LIMITED

and

PYPO DIGITAL COMPANY LIMITED

SUBSCRIPTION AGREEMENT

relating to

PYPO DIGITAL COMPANY LIMITED

Kirkpatrick & Lockhart Preston Gates Ellis

35th Floor, Two International Finance Centre

8 Finance Street, Central, Hong Kong

T 852.2230.3500     F 852.2511.9515

Website: www.klgates.com

Execution Copy 1

THIS AGREEMENT is made on the 14th day of November 2007

BETWEEN:-

(1)	STYLE TECHNOLOGY DEVELOPMENT LIMITED, a company incorporated in Hong Kong (“Style Tech”);

(2)	CHINA BRIGHT GROUP CO. LTD. , a company incorporated in Hong Kong (“China Bright”, and together with Style Tech, the “Subscribers”);

(3)	PYPO HOLDINGS (HK) LIMITED, a company incorporated in Hong Kong (“PDH(HK)”); and

(4)	PYPO DIGITAL COMPANY LIMITED, a company incorporated in the Cayman Islands (the “Company”).

WHEREAS

(A)	The Company is a private company incorporated under the laws of the Cayman Islands with limited liability and as at the date hereof has an authorised capital of US$10,000,000 divided into 1,000,000,000 shares of US$0.0001 each (the “Shares”), of which 1,000 Shares are issued and fully paid or credited as fully paid.

(B)	Each of Style Tech and China Bright is the holder of 500 Shares in the Company, representing 100% of the issued share capital of the Company.

(C)	PDH(HK) is the wholly owned subsidiary of the Company.

(D)	Pursuant to a Share Transfer Agreement dated 15 October 2007, Style Tech agreed to transfer, and PDH(HK) agreed to acquire, 50% equity interest in BEIJING PYPO TECHNOLOGY GROUP COMPANY LIMITED (“Beijing Pypo”) at the consideration of Hong Kong dollars equivalent of RMB186,506,450 (“Style Tech Beijing Pypo Consideration”). PDH(HK) has issued a promissory note for an amount equal to the Style Tech Beijing Pypo

Consideration to Style Tech (the “Style Tech Note”).

(E)	Pursuant to a Share Transfer Agreement dated 15 October 2007, China Bright agreed to transfer, and PDH(HK) agreed to acquire, 50% equity interest in Beijing Pypo at the consideration of Hong Kong dollars equivalent of RMB186,506,450 (“China Bright Beijing Pypo Consideration”). PDH(HK) has issued a promissory note for an amount equal to the China Bright Beijing Pypo Consideration to China Bright (the “China Bright Note”).

(F)	Upon the terms and conditions of this Agreement, each of Style Tech and China Bright has agreed to subscribe, and the Company has agreed to issue and allot, 91,349,500 Shares.

NOW IT IS HEREBY agreed as follows

1.	Definitions

1.1	In this Agreement, the words and expressions set out below shall have the following meanings attributed to them: -

“Agreement”	means this Agreement including its schedules, exhibits and annexures;

“Completion”	means the completion of the subscription of the Shares by Style Tech and China Bright in accordance with the provisions of this Agreement

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC

“RMB”	means Renmenbi, the lawful currency of the PRC

“US$”	means United States dollars, the lawful currency of United States of America

“Warranties”	means the representations, undertakings and warranties given by the Company in Clause 5 and Schedule 1 and this Agreement

1.2	References to statutory provisions shall, where the context so admits or requires, be construed as references to those provisions as respectively amended, consolidated, extended, or re-enacted from time to time, and shall, where the context so admits or requires, be construed as including reference to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, or replaced thereby or re-enacted therein, which may be applicable to any relevant tax year or other period, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.3	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing natural persons shall include corporations and un-incorporated associations; words importing the masculine gender shall include the feminine gender and the neuter gender.

1.4	In this Agreement, the exhibits, annexures and the schedules, the words and expressions hereinbefore defined shall (unless the context otherwise requires) bear the same meanings therein given to them and this Agreement, the exhibits, annexures and the schedules shall be construed and interpreted accordingly. The exhibits, annexures and the schedules form an integral part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the body of this Agreement.

1.5	The headings contained in this Agreement are for the purpose of convenience only and do not form part of and shall not affect the construction of this Agreement or any part thereof.

2.	Subscription of Shares

Upon	and subject to the terms and conditions of this Agreement

(a)	Style Tech shall subscribe for, and the Company shall allot and issue, 91,349,500 Shares to Style Tech for an aggregate amount of consideration of Hong Kong dollars equivalent of RMB186,506,450 (the “Style Tech Subscription Price”).

(b)	China Bright shall subscribe for, and the Company shall allot and issue, 91,349,500 Shares to Style Tech for an aggregate amount of consideration of Hong Kong dollars equivalent of RMB186,506,450 (the “China Tech Subscription Price”).

3.	Consideration

Upon Completion:

(a)	Style Tech shall deliver and surrender the Style Tech Note to the Company as payment of the Style Tech Subscription Price, which delivery and surrender of the Style Tech Note shall be a good, complete and full discharge of PDH(HK)’s obligation to pay the Style Tech Beijing Pypo Consideration under the Share Transfer Agreement with Style Tech;

(b)	China Bright shall deliver and surrender the China Bright Note to the Company as payment of the China Bright Subscription Price, which delivery and surrender of the China Bright Note shall be a good, complete and full discharge of PDH(HK)’s obligation to pay the China Bright Beijing Pypo Consideration under the Share Transfer Agreement with China Bright.

4.	Completion

Completion shall take place immediately upon execution of this Agreement, whereupon:

(a)	Style Tech shall deliver to the Company the Style Tech Note;

(b)	China Bright shall deliver to the Company the China Bright Note;

(c)	the Company shall deliver the Style Tech Note and the China Bright Note to PDH(HK) as a capital contribution to PDH(HK) and as a consideration thereof, PDH(HK) shall issue one share to the Company;

(d)	upon the delivery by the Company to PDH(HK), each of the Style Tech Note and the China Bright Note shall be deemed to be automatically cancelled;

(e)	the Company shall deliver to Style Tech the share certificate(s) in respect of 91,349,500 Shares in the name of Style Tech; and

(f)	the Company shall deliver to China Bright the share certificate(s) in respect of 91,349,500 Shares in the name of China Bright.

5.	Representations, warranties and undertakings of the Company

5.1	The Company hereby represents and warrants to the Subscribers that each of the Warranties is now and will at Completion be true, accurate and not misleading.

5.2	In addition to the Subscribers right to damages or any other right at common law in respect of any breach of the Warranties, the Company undertakes with the Subscribers to hold on demand the Subscribers indemnified against any loss or liability suffered by the Subscribers as a result of or in connection with any breach of any of the Warranties together with all costs and expenses incidental or relating thereto properly incurred.

5.3	The Company undertakes to promptly notify the Subscribers in writing of any matter or thing of which it becomes aware which is or may be a material breach of or materially inconsistent with any of the Warranties.

5.4	The Subscribers shall not be entitled to recover from the Company more than once in respect of any one matter giving rise to a claim for any breach of the Warranties given by the Company in this Agreement.

6.	Claims after Completion

6.1	Any party hereto may take action for any breach or non-fulfillment of any of such representations, warranties, indemnities, undertakings and agreements given by any of the other parties herein either before or after Completion.

6.2	The rights conferred upon any of the parties hereto by this Agreement is in addition to, and without prejudice to, any other rights of such party and failure to exercise it shall not constitute a waiver of any such right.

7.	Entire Agreement

This Agreement sets out and constitutes the entire Agreement and understanding between the parties relating to the subject matters under this Agreement and supersedes any previous or contemporaneous discussions, negotiations, agreements or understandings relating thereto whether written or oral and no party shall rely on any representations or warranties except those expressly stated herein.

8.	Further assurance

Each of the parties hereto hereby undertakes to the others that it will do all such further acts and things and execute all such further deeds and documents as may be reasonably necessary or desirable to carry into or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

9.	Severability

If any of the provisions of this Agreement is found by any court or other competent authority to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provision of this Agreement shall continue in full force and effect.

10.	Successors and assigns

This Agreement shall be binding upon and enure for the benefit of successors of the respective parties hereto but shall not be assignable unless with the written consent of the other parties.

11.	Costs and expenses

Each party shall bear its own legal, accountancy and other costs and expenses incurred in connection with the preparation, negotiation, settlement and performance of this Agreement.

12.	General provisions relating to the Agreement

12.1	No waiver by any party of any breach by the other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provisions hereof and any forbearance or delay by such party in exercising any of its rights hereunder shall not be construed as a waiver thereof.

12.2	Any right or remedy conferred by this Agreement on any party for breach of this Agreement (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

13.	Notice

13.1	Any notice or other communication given, or to be given, pursuant to this Agreement shall be in writing, sent or delivered to the following address:

To Style Tech	Address:	3/F., Chang’ An Xiong Rong Center, No. 1 Naoshikou Street, Xicheng District, Beijing, PRC

To China Bright	Address:	c/o 48/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong

To the Company:	Address :	c/o 48/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong

To PDH(HK):	Address :	c/o 48/F., Bank of China Tower, 1 Garden Road, Central, Hong Kong

or such other address as may be notified by such party to the others.

13.2	Any notice or other communication shall be deemed to have been received if sent by facsimile, on the date of transmission; or if delivered personally, when delivered; or if sent by post, seven (7) days if overseas and forty-eight (48) hours if local after the date of posting.

14.	Counterparts

This Agreement may be signed in any number of copies or counterparts, each of which when so signed and delivered shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

15.	Governing law and jurisdiction

15.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

15.2	Each party hereto agrees that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes submits to the non-exclusive jurisdiction of such courts.

IN WITNESS whereof this Agreement has been duly executed on the date first above written.

SIGNED by	)	/S/
for and on behalf of	)
STYLE TECHNOLOGY DEVELOPMENT	)
LIMITED	)
in the presence of	)
/s/ Kong Kam Yu

SIGNED by	)	/s/ Kam Yuen
for and on behalf of	)
CHINA BRIGHT GROUP CO. LTD.	)
in the presence of	)
/s/ Kong Kam Yu

SIGNED by	)	/s/ Kam Yuen
for and on behalf of	)
PYPO HOLDINGS (HK) LIMITED	)
in the presence of	)
/s/ Kong Kam Yu

SIGNED by	)	/s/ Zhang Kuo
for and on behalf of	)
PYPO DIGITAL HOLDINGS LIMITED	)
in the presence of	)
/s/ Kong Kam Yu

Execution Copy 1

SCHEDULE 1

Warranties

1.	Existence and good standing

The Company is duly incorporated and established and validly existing under the laws of their respective place of incorporation.

2.	Books and Records

The books and records of the Company have been brought up-to-date in compliance with all the requirements of their respective jurisdiction of incorporation and in accordance with any powers or directions issued thereunder by the relevant authorities, and all returns, particulars, resolutions or other documents required to be delivered by the Company to the relevant authorities in their respective jurisdiction of incorporation or any where else have been delivered, filed or registered, in each case in all material respects.

3.	Insolvency

In respect of the Company:-

(i)	no receiver has been appointed of the whole or any part of the assets or undertakings;

(ii)	no petition has been presented, no order has been made and no resolution has been passed for its winding-up or dissolution;

(iii)	it has not stopped payment nor is it insolvent or unable to pay its debts; and

(iv)	no judgment is outstanding against it.

4.	Litigation and investigation

The Company is involved in any litigation enforcement or attachment proceedings or any arbitration or other legal proceedings before any court or tribunal in Hong Kong or elsewhere (whether in contract, tort or otherwise) and the state of affairs is not such as may give rise to any of the foregoing proceedings.